Exhibit 99.1

Nasdaq: ASFI

FOR IMMEDIATE RELEASE

CONTACT:

Robert J. Michel, CFO

Asta Funding, Inc.

(201) 567-5648

Asta Funding, Inc. Announces Financial Results for Third Quarter and Nine Months of Fiscal 2012

•    Net Income of $3.0 Million, or $0.21 Per Diluted Share for Third Quarter

•    Strong Balance Sheet, Strong Liquidity Position Continues

•    $109.6 Million Cash & Securities as of June 30, 2012

•    Investment in Personal Injury Claims at $13.0 million

ENGLEWOOD CLIFFS, N.J., August 7, 2012 – Asta Funding, Inc. (NASDAQ: ASFI) (the “Company”), a consumer receivable asset management and liquidation company, today announced results for the third quarter and nine months ended June 30, 2012.

The Company reported net income of $3,048,000 for the three month period ended June 30, 2012, or $0.21 per diluted share as compared to net income of $3,344,000 for the three months ended June 30, 2011, or $0.23 per diluted share. Total revenues for the three month period ended June 30, 2012 were $11,571,000, an increase as compared to $11,297,000 for the three month period ended June 30, 2011.

Net income for the nine months ended June 30, 2012 was $8,485,000, or $0.58 per diluted share as compared to net income of $8,865,000, or $0.60 per diluted share for the nine months ended June 30, 2011. Revenues for the nine months ended June 30, 2012 were $33,480,000 as compared to $33,369,000, an increase over the same period in the prior year.

Net cash collections of consumer receivables acquired for liquidation, including net cash collections represented by account sales were $18,475,000 for the third quarter of fiscal year 2012, as compared to $21,736,000 in the third quarter of the prior year. Net cash collections of consumer receivables acquired for liquidation, including net cash collections represented by account sales were $54,158,000 for the nine months ended June 30, 2012, compared to $64,739,000 in the nine month period ended June 30, 2011.

Income from fully amortized portfolios (zero basis revenue) was $9,592,000 for the three month period ended June 30, 2012, an increase of 6% as compared to $9,043,000 for the three month period ended June 30, 2011. Income from fully amortized portfolios was $27,422,000 for the nine month period ended June 30, 2012, an increase compared to $26,890,000 for the nine month period ended June 30, 2011. Net cash collections on the Great Seneca portfolio were $3,721,000 in the third quarter of fiscal year 2012, an increase as compared to $3,446,000 in the third quarter of fiscal year 2011. Net collections on Great Seneca were $9,835,000 during the nine months ended June 30, 2012 as compared $10,328,000 for the nine months ended June 30, 2011. The carrying value of the Great Seneca portfolio at June 30, 2012 was $68,488,000, as compared to $80,946,000 at June 30, 2011.

At June 30, 2012, the Company’s investment in personal injury claims through the new joint venture Pegasus Funding, LLC was $13,036,000.

General & administrative expenses were $5,694,000 for the three month period ended June 30, 2012 as compared to $4,971,000 for the three month period ended June 30, 2011. Interest expense was $619,000 for the three month period ended June 30, 2012 as compared to $711,000 for the three month period ended June 30, 2011. An impairment of $122,000 was recorded during the three month period ended June 30, 2012. No impairment was recorded in the three month periods ended June 30, 2011 and $49,000 was recorded during the nine month period ended June 30, 2011. General & administrative expenses were $16,492,000 for the nine month period ended June 30, 2012 as compared to $16,103,000 for the nine month period ended June 30, 2011. Interest expense was $1,939,000 for the nine month period ended June 30, 2012 as compared to $2,329,000 for the same period of the prior fiscal year.

The Company had no senior debt as of June 30, 2012 and September 30, 2011. The balance of the non-recourse debt to the Bank of Montreal was $64,283,000 at June 30, 2012 down from $71,604,000 at September 30, 2011.

“We are pleased with the results of the third quarter and nine month period ended June 30, 2012 as we continue to generate strong cash flow and improve our liquidity position.” commented Gary Stern, Chairman and CEO of the Company. Mr. Stern continued, “We are also pleased with the continued progress of the new Pegasus Funding, LLC joint venture, where our investment in personal injury claims has grown to $13.0 million this quarter. As we continue our work in the core business, we believe the quality of the legacy portfolio continues, in that we reported an increase in zero basis revenue to $9.6 million in the third quarter of fiscal year 2012 as compared to $9.0 million in the third quarter of fiscal year 2011. In addition, we continue to seek additional investments in, or acquisitions of, companies in the financial services industry.”

Mr. Stern added, “As previously announced, we authorized a share repurchase program for up to $20,000,000 of our common stock. This share repurchase program reflects the Board of Director’s continued confidence in our business strategy and growth prospects. Based on current market prices, we believe the repurchase program is prudent and in the best interests of our shareholders. As of June 30, 2012 we have invested $13.1 million in the repurchase of 1.4 million shares of Asta Funding common stock.”

A conference call to discuss the results of the third quarter and first nine months of fiscal year 2012 will be held on Tuesday, August 7, 2012 at 4:00PM, EDT.

Toll-free dial in number (US and Canada):

(800) 668-4132

International dial-in number:

(224) 357-2196

Conference ID: 17400694

Based in Englewood Cliffs, NJ, Asta Funding, Inc., is a leading consumer receivable asset management company that specializes in the purchase, management and liquidation of performing and non-performing consumer receivables. For additional information, please visit our website at http://www.astafunding.com.

All statements in this news release other than statements of historical facts, including without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues, projected costs, and plans and objective of management for future operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof, or any variation thereon, or similar terminology or expressions. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Important factors which could materially affect our results and our future performance include, without limitation, our ability to purchase defaulted consumer receivables at appropriate prices, changes in government regulations that affect our ability to collect sufficient amounts on our defaulted consumer receivables, our ability to employ and retain qualified employees, changes in the credit or capital markets, changes in interest rates, deterioration in economic conditions, negative press regarding the debt collection industry which may have a negative impact on a debtor’s willingness to pay the debt we acquire, potential regulation or limitation of interest rates and other fees advanced by Pegasus under federal and/or state regulation, a change in statutory or case law which limits or restricts the ability of Pegasus to charge or collect fees and interest at anticipated levels, plaintiff’s being unsuccessful in whole or in part in the litigation upon which our funds are provided, the continued services of the senior management of Pegasus to source and analyze cases in accordance with the underwriting guidelines of Pegasus, and statements of assumption underlying any of the foregoing, as well as other factors set forth under “Item 1A. Risk Factors” in our annual report on Form 10-K for the year ended September 30, 2011 and other filings with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Except as required by law, we assume no duty to update or revise any forward-looking statements. Our reports filed with the Securities and Exchange Commission are available free of charge through our website at http://www.astafunding.com.

- Financial Tables Follow

ASTA FUNDING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2012	September 30, 2011
	(Unaudited)
ASSETS
Cash and cash equivalents	$23,981,000	$84,347,000
Investments:
Available-for-sale	58,075,000	13,515,000
Certificates of Deposit	27,566,000	9,060,000
Restricted cash	1,230,000	1,031,000
Consumer receivables acquired for liquidation (at net realizable value)	93,740,000	115,195,000
Other investments	13,036,000	—
Due from third party collection agencies and attorneys	2,031,000	2,084,000
Prepaid and income taxes receivable	—	3,369,000
Furniture and equipment, net	216,000	563,000
Deferred income taxes	12,747,000	14,358,000
Other assets	4,899,000	4,529,000

Total assets	$237,521,000	$248,051,000

LIABILITIES
Non recourse debt	$64,283,000	$71,604,000
Other liabilities	2,775,000	3,167,000
Dividends payable	268,000	293,000
Income taxes payable	1,052,000	31,000

Total liabilities	68,378,000	75,095,000

Commitments and contingencies
STOCKHOLDERS’ EQUITY
Preferred stock, $.01 par value; authorized 5,000,000 shares; issued and outstanding — none	—	—
Common stock, $.01 par value; authorized 30,000,000 shares; issued and outstanding — 14,658,789 at June 30, 2012 and 14,639,456 at September 30, 2011	146,000	146,000
Additional paid-in capital	76,035,000	74,793,000
Retained earnings	106,012,000	98,377,000
Accumulated other comprehensive income (loss), net of tax	60,000	(290,000)
Treasury Stock, at cost, 1,446,238 shares at June 30, 2012 and 8.900 shares at September 30, 2011	(13,176,000)	(70,000)

Total stockholders’ equity	169,077,000	172,956,000
Non-controlling interest	66,000	—

Total Equity	169,143,000	172,956,000

Total liabilities and stockholders’ equity	$237,521,000	$248,051,000

ASTA FUNDING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30, 2012	Three Months Ended June 30, 2011	Nine Months Ended June 30, 2012	Nine Months Ended June 30, 2011
Revenues:
Finance income, net	$10,501,000	$11,170,000	$30,761,000	$33,066,000
Other income	1,070,000	127,000	2,719,000	303,000

	11,571,000	11,297,000	33,480,000	33,369,000

Expenses:
General and administrative	5,694,000	4,971,000	16,492,000	16,103,000
Interest (Related party — Period ended June 30, 2011 — Nine months, $86,000)	619,000	711,000	1,939,000	2,329,000
Impairments of consumer receivables acquired for liquidation	122,000	—	733,000	49,000

	6,435,000	5,682,000	19,164,000	18,481,000

Income before income tax	5,136,000	5,615,000	14,316,000	14,888,000
Income tax expense	2,071,000	2,271,000	5,765,000	6,023,000

Net Income	3,065,000	3,344,000	8,551,000	8,865,000
Less: net income attributable to non-controlling interest	17,000	—	66,000	—

Net income attributable to Asta Funding, Inc.	$3,048,000	3,344,000	$8,485,000	$8,865,000

Net income per share attributable to Asta Funding, Inc.:
Basic	$0.22	$0.23	$0.59	$0.61
Diluted	$0.21	$0.23	$0.58	$0.60
Weighted average number of common shares outstanding:
Basic	14,170,575	14,620,190	14,440,224	14,624,685
Diluted	14,429,043	14,858,059	14,683,641	14,824,152